Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$2,490,390
Unrealized Gain (Loss) on Market Value of Commodity Futures	4,509,600
Dividend Income	239,002
Interest Income	283,480
ETF Transaction Fees	1,050
Total Income (Loss)	$7,523,522

Expenses
General Partner Management Fees	$76,594
Professional Fees	36,315
Brokerage Commissions	7,027
Directors' Fees and insurance	3,633
Total Expenses	$123,569
Net Income (Loss)	$7,399,953

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/24	$122,866,104
Additions (100,000 Shares)	3,195,870
Withdrawals ((150,000) Shares)	(4,768,367)
Net Income (Loss)	7,399,953

Net Asset Value End of Month	$128,693,560
Net Asset Value Per Share (4,000,000 Shares)	$32.17

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596